HealthEquity Appoints New Director to the Board

Draper, Utah – (GLOBE NEWSWIRE) – August 1, 2017 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest HSA non-bank custodian, today announced that its Board of Directors has appointed Gayle Wellborn to the Company’s Board of Directors, effective August 1, 2017. Ms. Wellborn has more than 30 years of e-commerce and consumer financial technology experience.
“We are delighted that Gayle has joined our Board of Directors,” said Robert Selander, Chairman of the Board of Directors of HealthEquity. “She brings with her a remarkable wealth of customer engagement and retention experience in the online banking industry with a strong track record of business leadership and a customer-centric approach to innovation and technology that will be extremely helpful as we position HealthEquity to continue its rapid growth and expanding profitability. Gayle will be a great addition to the board and fills one of the two seats vacated at our last shareholder meeting.”
Commenting on her new appointment, Ms. Wellborn said, “I am pleased to be joining the Board of Directors of HealthEquity. The Company has an impressive story of innovation in the HSA market and a unique ecosystem and platform, which supports its mission to empower healthcare consumers to save and spend more wisely. HealthEquity’s remarkable growth, on both the top and bottom line, has landed it at the top of the industry. It is a pleasure to join an organization that is making such a difference to help improve America’s healthcare system.”
Ms. Wellborn currently works as an independent consultant and currently consults for Emissary and GLG. She recently served as an executive consultant to Allstate, leading a strategic innovation initiation for the organization. Prior to her work as a consultant, Ms. Wellborn was the Senior Vice President, Brand and Digital Group for Ally Financial, Inc. and served as Bank of America’s Senior Vice President, Online Banking Executive. In both roles she was responsible for the strategy and delivery of innovative online and mobile products, services and customer experiences. Before joining Bank of America, Ms. Wellborn served in various technology and customer service leadership positions at First Union/Wachovia. Ms. Wellborn graduated with an Executive MBA from Queens University in North Carolina and holds a Bachelor of Arts degree from the University of North Carolina.
About HealthEquity
Founded in 2002, HealthEquity is one of the nation's largest health savings custodians. The company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 2.8 million health savings accounts for 87 health plan partners and employees at more than 34,000 companies across the United States.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com